Dropbox Announces Fiscal 2019 Second Quarter Results

Revenue of $401.5 Million, Up 18% Year-over-year
Net Cash Provided by Operating Activities of $128.8 Million and Free Cash Flow of $95.1 Million

SAN FRANCISCO, Calif. - August 8, 2019 - Dropbox, Inc. (NASDAQ: DBX), a leading global collaboration platform, today announced financial results for its second fiscal quarter ended June 30, 2019.

“Q2 was another solid quarter of execution, highlighted by paying user growth, ARPU expansion, and the launch of a completely reimagined Dropbox experience that brings content, tools, and teams together,” said Dropbox Co-founder and Chief Executive Officer Drew Houston. “We continue to balance growth and profitability while delivering product updates our users find valuable. We’re making great progress on our mission of designing a more enlightened way of working and are excited about the remainder of 2019 and beyond.”

Second Quarter Fiscal 2019 Results

•	Total revenue was $401.5 million, an increase of 18% from the same period last year.

•	Paying users totaled 13.6 million, as compared to 11.9 million for the same period last year. Average revenue per paying user was $120.48, as compared to $116.66 for the same period last year.

•	GAAP gross margin was 74.4%, as compared to 73.6% in the same period last year. Non-GAAP gross margin was 75.8%, as compared to 74.5% in the same period last year.

•	GAAP operating margin was (8.5%), as compared to (2.1%) in the same period last year. Non-GAAP operating margin was 10.1%, as compared to 14.1% in the same period last year.

•	GAAP net loss was ($21.4) million, as compared to ($4.1) million in the same period last year. Non-GAAP net income was $42.0 million, as compared to $48.0 million in the same period last year.

•
Net cash provided by operating activities was $128.8 million, as compared to $111.9 million in the same period last year. Free cash flow was $95.1 million, as compared to $102.2 million in the same period last year.

•
GAAP basic and diluted net loss per share was ($0.05), as compared to ($0.01) in the same period last year. Non-GAAP diluted net income per share was $0.10, as compared to $0.11 in the same period last year. (1)

•	Cash, cash equivalents and short-term investments were $972.8 million at the end of the second quarter of 2019.

(1) Non-GAAP diluted net income per share is calculated based upon 418.7 million and 423.1 million diluted weighted-average shares of common stock for the three months ended June 30, 2019 and 2018, respectively.

Financial Outlook

Dropbox will provide forward-looking guidance in connection with this quarterly earnings announcement on its conference call, webcast, and on its investor relations website at investors.dropbox.com.

Conference Call Information

Dropbox plans to host a conference call today to review its second quarter financial results and to discuss its financial outlook. This call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed by dialing (877) 300-7844 from the United States or (786) 815-8440 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the Dropbox investor relations website at investors.dropbox.com. Following the completion of the call, a telephonic replay will be available through 11:59 PM ET on August 15, 2019 at (855) 859-2056 from the United States or (404) 537-3406 internationally with recording access code 4387238.

Other Upcoming Events

•
Lev Finkelstein, Vice President of Corporate Finance & Strategy, will be presenting at The KeyBanc Capital Markets 21st Annual Technology Leadership Forum in Vail, CO on Monday, August 12, 2019 at 11:00 a.m. MT.

•	Ajay Vashee, Chief Financial Officer, will be presenting at Deutsche Bank’s 2019 Technology Conference in Las Vegas, NV on Tuesday, September 10, 2019 at 1:15 p.m. PT.

•	Dropbox will be hosting an Analyst Day on Wednesday, September 25, 2019 in San Francisco.

At the time of these events, a live webcast will be accessible from the Dropbox investor relations website at investors.dropbox.com. Following the events, a replay will be made available at the same location.

About Dropbox

Dropbox is a leading global collaboration platform that's transforming the way people work together, from the smallest business to the largest enterprise. With more than 500 million registered users across 180 countries, our products are designed to establish a more enlightened way of working. Headquartered in San Francisco, CA, Dropbox has 12 offices around the world. For more information on our mission and products, visit dropbox.com.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among other things, statements regarding Dropbox's future operational performance, the demand for our platform and product features, and the benefits from new product experiences and acquisitions. Words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. Dropbox has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that the Company believes may affect its business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to risks, uncertainties, and assumptions including, but not limited to: (i) our ability to retain and upgrade paying users; (ii) our ability to attract new users or convert registered users to paying users; (iii) our revenue growth rate; (iv) our history of net losses; (v) our liability for any unauthorized access to our data or our users’ content, including through privacy and data security breaches; (vi) significant disruption of service on our platform or loss of content; (vii) any decline in demand for our platform or for content collaboration solutions in general; (viii) changes in the interoperability of our platform across devices, operating systems, and third-party applications that we do not control; (ix) competition in our markets; (x) our ability to respond to rapid technological changes, extend our platform, or develop new features; (xi) our ability to manage our growth or plan for future growth; (xii)
our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; and (xiii) the dual class structure of our common stock and its effect of concentrating voting control with certain stockholders who held our capital stock prior to the completion of our initial public offering. Further information on risks that could affect Dropbox’s results is included in our filings with the Securities and Exchange Commission ("SEC"), including our Form 10-Q for the quarter ended March 31, 2019. Additional information will be made available in our quarterly report on Form 10-Q and other future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Dropbox assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

Dropbox, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenue	$401.5	$339.2	$787.1	$655.5
Cost of revenue(1)	102.9	89.5	201.3	210.1
Gross profit	298.6	249.7	585.8	445.4
Operating expenses(1):
Research and development	162.4	119.7	312.4	498.2
Sales and marketing	107.3	87.4	208.8	244.4
General and administrative	62.9	49.8	119.9	175.9
Total operating expenses	332.6	256.9	641.1	918.5
Loss from operations	(34.0)	(7.2)	(55.3)	(473.1)
Interest income, net	3.2	2.0	6.9	0.8
Other income, net	10.0	2.2	14.2	5.6
Loss before income taxes	(20.8)	(3.0)	(34.2)	(466.7)
Benefit from (provision for) income taxes	(0.6)	(1.1)	5.1	(2.9)
Net loss	$(21.4)	$(4.1)	$(29.1)	$(469.6)
Net loss per share attributable to common stockholders, basic and diluted	$(0.05)	$(0.01)	$(0.07)	$(1.51)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	412.4	401.3	411.5	310.5

(1) Includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Cost of revenue	$4.7	$2.9	$7.7	$40.7
Research and development	37.7	27.9	68.2	310.8
Sales and marketing	8.8	7.9	15.9	80.3
General and administrative	16.9	16.4	31.9	109.8

Dropbox, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	As of
	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$343.6	$519.3
Short-term investments	629.2	570.0
Trade and other receivables, net	37.6	28.6
Prepaid expenses and other current assets	57.3	92.3
Total current assets	1,067.7	1,210.2
Property and equipment, net	369.3	310.6
Operating lease right-of-use asset	575.7	—
Intangible assets, net	53.7	14.7
Goodwill	230.9	96.5
Other assets	67.6	62.1
Total assets	$2,364.9	$1,694.1
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$31.8	$33.3
Accrued and other current liabilities	149.4	164.5
Accrued compensation and benefits	57.4	80.9
Operating lease liability	78.3	—
Finance lease obligation	68.9	73.8
Deferred revenue	517.3	485.0
Total current liabilities	903.1	837.5
Operating lease liability, non-current	601.4	—
Finance lease obligation, non-current	119.6	89.9
Other non-current liabilities(1)	10.6	89.9
Total liabilities	1,634.7	1,017.3
Stockholders’ equity:
Additional paid-in capital	2,428.4	2,337.5
Accumulated deficit	(1,700.1)	(1,659.5)
Accumulated other comprehensive income (loss)	1.9	(1.2)
Total stockholders’ equity	730.2	676.8
Total liabilities and stockholders’ equity	$2,364.9	$1,694.1

(1) As of December 31, 2018 the Company had non-current deferred rent of $81.0 million. As of June 30, 2019, deferred rent is now included in the determination of the Company's operating lease right-of-use asset due to the adoption of ASC 842.

Dropbox, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Cash flow from operating activities
Net loss	$(21.4)	$(4.1)	$(29.1)	$(469.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	46.1	40.0	91.9	75.9
Stock-based compensation	68.1	55.1	123.7	541.6
Net gains on equity investments	(7.4)	—	(7.4)	—
Amortization of deferred commissions	4.2	2.9	8.1	5.3
Other	(3.2)	(0.5)	(7.6)	(1.1)
Changes in operating assets and liabilities:
Trade and other receivables, net	(3.4)	(5.5)	(8.5)	(1.9)
Prepaid expenses and other current assets	(4.3)	(32.4)	(18.5)	(33.9)
Other assets	15.0	(11.8)	26.2	(17.5)
Accounts payable	3.4	(5.7)	(1.8)	(8.5)
Accrued and other current liabilities	0.5	35.7	10.5	44.5
Accrued compensation and benefits	21.1	15.3	(24.8)	(10.9)
Deferred revenue	9.4	19.7	28.0	46.4
Other non-current liabilities	(14.0)	3.2	(27.2)	3.4
Tenant improvement allowance reimbursement	14.7	—	28.5	—
Net cash provided by operating activities	128.8	111.9	192.0	173.7
Cash flow from investing activities
Capital expenditures	(33.7)	(9.7)	(63.4)	(19.6)
Business combinations, net of cash acquired	0.5	—	(171.6)	—
Purchases of short-term investments	(236.7)	(315.1)	(389.7)	(495.9)
Proceeds from sales of short-term investments	70.8	3.1	181.0	3.1
Proceeds from maturities of short-term investments	95.0	16.4	161.6	16.4
Other	6.9	0.8	11.6	(1.6)
Net cash used in investing activities	(97.2)	(304.5)	(270.5)	(497.6)
Cash flow from financing activities
Proceeds from initial public offering and private placement, net of underwriters' discounts and commissions	—	108.4	—	746.6
Payments of deferred offering costs	—	(2.5)	—	(3.4)
Shares repurchased for tax withholdings on release of restricted stock	(22.6)	(41.2)	(48.1)	(282.4)
Proceeds from issuance of common stock, net of repurchases	1.1	0.2	2.0	1.0
Principal payments on finance lease obligations	(24.4)	(28.5)	(50.6)	(58.3)
Other	(0.5)	(2.0)	(0.7)	(4.1)
Net cash provided by (used in) financing activities	(46.4)	34.4	(97.4)	399.4
Effect of exchange rate changes on cash and cash equivalents	(0.8)	(3.0)	0.2	(1.4)
Change in cash and cash equivalents	(15.6)	(161.2)	(175.7)	74.1
Cash and cash equivalents—beginning of period	359.2	665.3	519.3	430.0
Cash and cash equivalents—end of period	$343.6	$504.1	$343.6	$504.1

Supplemental cash flow data:
Property and equipment acquired under finance leases	$35.5	$18.7	$75.4	$44.2

Dropbox, Inc.
Three months ended June 30, 2019
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Non-GAAP
Cost of revenue	$102.9	$(4.7)	$—	$(0.9)	$97.3
Cost of revenue margin	25.6%	(1.2)%	—%	(0.2)%	24.2%
Gross profit	298.6	4.7	—	0.9	304.2
Gross margin	74.4%	1.2%	—%	0.2%	75.8%
Research and development	162.4	(37.7)	(4.1)	—	120.6
Research and development margin	40.4%	(9.4)%	(1.0)%	—%	30.0%
Sales and marketing	107.3	(8.8)	—	(1.4)	97.1
Sales and marketing margin	26.7%	(2.2)%	—%	(0.3)%	24.2%
General and administrative	62.9	(16.9)	—	—	46.0
General and administrative margin	15.7%	(4.3)%	—%	—%	11.5%
Income (loss) from operations	$(34.0)	$68.1	$4.1	$2.3	$40.5
Operating margin	(8.5)%	17.1%	1.0%	0.5%	10.1%

Dropbox, Inc.
Three months ended June 30, 2018
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Non-GAAP
Cost of revenue	$89.5	$(2.9)	$86.6
Cost of revenue margin	26.4%	(0.9)%	25.5%
Gross profit	249.7	2.9	252.6
Gross margin	73.6%	0.9%	74.5%
Research and development	119.7	(27.9)	91.8
Research and development margin	35.3%	(8.2)%	27.1%
Sales and marketing	87.4	(7.9)	79.5
Sales and marketing margin	25.8%	(2.3)%	23.4%
General and administrative	49.8	(16.4)	33.4
General and administrative margin	14.7%	(4.8)%	9.8%
Income (loss) from operations	$(7.2)	$55.1	$47.9
Operating margin	(2.1)%	16.2%	14.1%

Dropbox, Inc.
Six months ended June 30, 2019
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Non-GAAP
Cost of revenue	$201.3	$(7.7)	$—	$(1.5)	$192.1
Cost of revenue margin	25.6%	(1.0)%	—%	(0.2)%	24.4%
Gross profit	585.8	7.7	—	1.5	595.0
Gross margin	74.4%	1.0%	—%	0.2%	75.6%
Research and development	312.4	(68.2)	(6.4)	—	237.8
Research and development margin	39.7%	(8.7)%	(0.8)%	—%	30.2%
Sales and marketing	208.8	(15.9)	—	(2.2)	190.7
Sales and marketing margin	26.5%	(2.0)%	—%	(0.3)%	24.2%
General and administrative	119.9	(31.9)	(1.0)	—	87.0
General and administrative margin	15.2%	(4.1)%	(0.1)%	—%	11.1%
Income (loss) from operations	$(55.3)	$123.7	$7.4	$3.7	$79.5
Operating margin	(7.0)%	15.7%	0.9%	0.5%	10.1%

Dropbox, Inc.
Six months ended June 30, 2018
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Employer payroll taxes related to the release of two-tier RSUs	Non-GAAP
Cost of revenue	$210.1	$(40.7)	$(1.1)	$168.3
Cost of revenue margin	32.1%	(6.2)%	(0.2)%	25.7%
Gross profit	445.4	40.7	1.1	487.2
Gross margin	67.9%	6.2%	0.2%	74.3%
Research and development	498.2	(310.8)	(8.3)	179.1
Research and development margin	76.0%	(47.4)%	(1.3)%	27.3%
Sales and marketing	244.4	(80.3)	(2.2)	161.9
Sales and marketing margin	37.3%	(12.3)%	(0.3)%	24.7%
General and administrative	175.9	(109.8)	(2.3)	63.8
General and administrative margin	26.8%	(16.8)%	(0.4)%	9.7%
Income (loss) from operations	$(473.1)	$541.6	$13.9	82.4
Operating margin	(72.2)%	82.6%	2.1%	12.6%

Dropbox, Inc.
Three and six months ended June 30, 2019 and 2018
Reconciliation of GAAP net loss to Non-GAAP net income and Non-GAAP diluted net income per share
(In millions, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
GAAP net loss	$(21.4)	$(4.1)	$(29.1)	$(469.6)
Stock-based compensation	68.1	55.1	123.7	541.6
Acquisition-related and other expenses	4.1	—	7.4	—
Amortization of acquired intangible assets	2.3	—	3.7	—
Net gains on equity investments	(7.4)	—	(7.4)	—
Employer payroll taxes related to the release of two-tier RSUs	—	—	—	13.9
Income tax effects of non-GAAP adjustments	(3.7)	(3.0)	(14.6)	(7.0)
Non-GAAP net income	$42.0	$48.0	$83.7	$78.9
Non-GAAP diluted net income per share	$0.10	$0.11	$0.20	$0.20
Weighted-average shares used to compute Non-GAAP diluted net income per share	418.7	423.1	418.1	397.4

Dropbox, Inc.
Three and six months ended June 30, 2019 and 2018
Reconciliation of free cash flow and supplemental cash flow disclosure
(In millions, except for percentages)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Free cash flow reconciliation:
Net cash provided by operating activities	$128.8	$111.9	$192.0	$173.7
Less:
Capital expenditures	(33.7)	(9.7)	(63.4)	(19.6)
Free cash flow	$95.1	$102.2	$128.6	$154.1
Free cash flow margin	23.7%	30.1%	16.3%	23.5%
Supplemental disclosures:
Capital expenditures related to our new corporate headquarters, net of tenant improvement allowances(1)	$14.4	$1.6	$21.9	$2.2

(1) Capital expenditures include cash outflows related to the build-out of our new corporate headquarters in San Francisco, CA. Net cash provided by operating activities include tenant improvement allowances related to our new corporate headquarters, and represents cash received from our landlord to partially offset this build-out. These amounts are presented net in the table above.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Dropbox's results, we have disclosed the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP operating expenses (including research and development, sales and marketing and general and administrative), non-GAAP income from operations, non-GAAP net income, free cash flow ("FCF") and non-GAAP diluted net income per share. Dropbox has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP cost of revenue, gross profit, operating expenses, income from operations, and net income differs from GAAP in that it excludes stock-based compensation expense, amortization of acquired intangible assets, other acquisition-related expenses, which include third-party diligence costs and compensation expense for key acquired personnel, and employer payroll tax expense relating to the release of two-tier RSUs in connection with our initial public offering during the six months ended June 30, 2018. Non-GAAP net income also excludes net gains on equity investments, and includes the income tax effect of the aforementioned adjustments, including the tax effects of acquired intangible assets. FCF differs from GAAP net cash provided by operating activities in that it treats capital expenditures as a reduction to net cash provided by operating activities. Free cash flow margin is calculated as FCF divided by revenue. Non-GAAP diluted net income per share differs from GAAP diluted net loss per share in that the numerator utilizes the non-GAAP net income as described above, and the weighted-average shares used in the computation include certain shares that are excluded from the GAAP diluted net loss per share calculation because their effect would have been anti-dilutive.

Dropbox's management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short and long-term operating plans, and to evaluate Dropbox's financial performance and the ability to generate cash from operations. Management believes these non-GAAP financial measures reflect Dropbox's ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Dropbox's business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful supplemental information to investors and others in understanding and evaluating Dropbox's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

We believe that the non-GAAP financial measures, non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, and diluted net income per share are meaningful to investors because they help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude.

We believe that FCF is an indicator of our liquidity over the long term, and provides useful information regarding cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow our business. FCF is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. FCF has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of FCF are that FCF does not reflect our future contractual commitments, excludes investments made to acquire assets under capital leases, includes capital expenditures related to our new corporate headquarters, and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

The use of non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, free cash flow, and diluted net income per share measures has certain limitations as they do not reflect all items of income, expense, and cash expenditures, as applicable, that affect Dropbox's operations. Dropbox compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. Additionally, we have provided supplemental disclosures in our reconciliation of net cash provided by operating activities to free cash flow to include capital expenditures related to our new corporate headquarters, net of tenant improvement allowances. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Dropbox's financial information in its entirety and not rely on a single financial measure.

Contacts
Investors:
Darren Yip
ir@dropbox.com
or
Media:
Tessa Chen
press@dropbox.com